Exhibit 99.2

Maguire Properties, Inc.
Third Quarter 2005

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Maguire Properties, Inc.
Third Quarter 2005

Corporate Data

Maguire Properties, Inc.
Third Quarter 2005

Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is one of the largest owners, managers and developers of first-class office properties in the Los Angeles metropolitan area and has a significant presence in nine submarkets, located in Los Angeles County, Orange County, and San Diego County. The Company’s predecessor was founded in 1965 and developed and managed over 30 million square feet of office properties nationally.

As of September 30, 2005, the Company owns approximately 25.1million square feet, consisting of 22 properties with approximately 14.7 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on- and off-site structured parking of approximately 10.1 million square feet, plus surface parking, which in total accommodates over 32,500 vehicles. The Company also owns undeveloped land that it believes can support up to 8.2 million square feet of office, retail and residential uses and an additional 3.6 million square feet of structured parking.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.maguireproperties.com.

Acquisitions and Dispositions:
No properties were acquired or disposed of during the third quarter of 2005.

On October 26, 2005, we agreed to the formation of a new joint venture with Macquarie Office Trust to own, operate and acquire office properties located in Southern California. The new venture, Maguire-Macquarie Office will initially own six premier office properties located primarily in Southern California featuring nearly 4 million square feet and an average portfolio occupancy of 92.1%.

•
The aggregate gross asset value of the initial portfolio is estimated to be $1.195 billion and we expect that formation of the venture will generate net proceeds to the Company of approximately $350 million.

•
We will retain a 20% ownership interest in the venture and will be responsible for all day to day operations of the properties. We will receive fees for asset management, property management, leasing, construction management, acquisitions, dispositions and financing. Additionally, we will be entitled to out performance distributions based on the results of the venture.

Properties Held for Sale:
In July, 2005, we reclassified the following properties out of discontinued operations and we had no properties held for sale as of September 30, 2005:

Property Held for Sale	Location	Square Feet
Glendale Center	Glendale, CA	382,888
801 North Brand	Glendale, CA	280,018
700 North Central	Glendale, CA	143,510
	Total	806,416

Development Activities:
In the third quarter we began site preparation at Park Place at 3161 Michelson, an office building and two parking garages with a parking capacity of approximately 5,000 vehicles. Completion is targeted for the first quarter of 2007 for the office building and the fourth quarter of 2006 for the parking garages.

During the third quarter we commenced pre-development activities at Lantana Media Campus and Mission City Corporate Center.

Maguire Properties, Inc.
Third Quarter 2005

Investor Information
333 South Grand Avenue
Suite 400
Los Angeles, CA 90071
(213) 626-3300
(213) 687-4758 (fax)

- Senior Management -

Robert F. Maguire III	Chairman of the Board and Co-Chief Executive Officer	William H. Flaherty	Senior Vice President, Leasing and Marketing
Richard I. Gilchrist	President and Co-Chief Executive Officer	Robert P. Goodwin	Senior Vice President, Construction and Development
Dallas E. Lucas	Executive Vice President and Chief Financial Officer	Ted J. Bischak	Senior Vice President, Asset Management
Mark T. Lammas	Senior Vice President, General Counsel and Secretary	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
Javier F. Bitar	Senior Vice President, Finance

Investor Relations Contact: Peggy M. Moretti (213) 626-3300
Please visit our corporate website at: www.maguireproperties.com

- Equity Research Coverage -

A.G. Edwards & Sons	David AuBuchon	(314) 955-5452
Banc of America Securities	Ross Nussbaum	(212) 847-5677
Deutsche Bank	Louis Taylor	(212) 250-4912
Friedman Billings Ramsey	Wilkes J. Graham	(703) 312-9737
Green Street Advisors	Jim Sullivan	(949) 640-8780
Legg Mason	David Fick/John Guinee	(410) 454-5018
Lehman Brothers	David Harris	(212) 526-1790
Raymond James & Associates	Paul Puryear	(727) 567-3800
RBC Capital Markets	Jay Leupp	(415) 633-8588
Salomon Smith Barney	Jonathan Litt	(212) 816-0231
Wachovia Securities	Christopher Haley	(443) 263-6773

Transfer Agent

Continental Stock Transfer and Trust Company 17 Battery Place 8th Floor New York, NY 10004 (212) 845-3215

Timing

Quarterly results for the remainder of 2005 and early 2006 will be announced according to the following anticipated schedule:
Fourth Quarter 2005	Early February 2006
First Quarter 2006	Early May 2006
Second Quarter 2006	Early August 2006

Maguire Properties, Inc.
Third Quarter 2005

Common Stock Data (NYSE: MPG)
Maguire Properties' common stock is traded primarily on the New York Stock Exchange under the symbol: MPG. MPG's common stock had the following characteristics during the past five quarters (based on New York Stock Exchange prices):

	3rd Quarter 2005	2nd Quarter 2005	1st Quarter 2005	4th Quarter 2004	3rd Quarter 2004

High Price	$30.37	$28.39	$27.40	$27.96	$25.65
Low Price	$25.92	$23.07	$23.19	$23.35	$22.41
Closing Price	$30.05	$28.34	$23.88	$27.46	$24.31
Dividends per share - Annualized	$1.60	$1.60	$1.60	$1.60	$1.60
Closing Dividend Yield - Annualized	5.32%	5.65%	6.70%	5.83%	6.58%
Closing Common Shares and Limited Partnership Units Outstanding (in thousands)	53,804	53,791	53,789	53,787	53,787
Closing Market Value of Common Shares and Limited Partnership Units Outstanding (in thousands)	$1,616,801	$1,524,439	$1,284,477	$1,476,978	$1,307,550

Dividends per Share

	3rd Quarter 2005	2nd Quarter 2005	1st Quarter 2005	4th Quarter 2004	3rd Quarter 2004

Common Stock
Amount	$0.4000	$0.4000	$0.4000	$0.4000	$0.4000
Declared	September 20, 2005	June 21, 2005	March 17, 2005	December 20, 2004	September 23, 2004
Record	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004
Paid	October 28, 2005	July 29, 2005	April 29, 2005	January 28, 2005	October 29, 2004

Preferred Stock
Amount	$0.4766	$0.4766	$0.4766	$0.4766	$0.4766
Declared	September 20, 2005	June 21, 2005	March 17, 2005	December 20, 2004	September 23, 2004
Record	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004
Paid	October 28, 2005	July 29, 2005	April 29, 2005	January 28, 2005	October 29, 2004

Maguire Properties, Inc.
Third Quarter 2005

Consolidated Financial Results

Maguire Properties, Inc.
Third Quarter 2005

Financial Highlights
(unaudited and in thousands, except per share amounts)

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2005		June 30, 2005		March 31, 2005		December 31, 2004		September 30, 2004
Income Items:
Revenue including discontinued operations (1)	$128,809		$131,332		$97,468		$88,334		$84,130
Straight line rent including discontinued operations	$3,283		$3,362		$3,655		$3,391		$3,240
Fair value lease revenue including discontinued operations (2)	$2,416		$2,217		$750		$679		$633
Lease termination fees	$127		$295		$43		$147		$-
Office property operating margin (3)	65.5%		66.1%		66.4%		66.1%		64.9%
Net income (loss) available to common shareholders	$(16,133)		$(12,055)		$(2,603)		$1,624		$3,696

Funds from operations (FFO) available
to common shareholders (4)	$24,109		$22,847		$20,191		$22,214		$21,707
FFO per common share - basic and diluted (4)	$0.55		$0.53		$0.47		$0.52		$0.51
FFO per common share before loss from early extinguishment of debt - basic and diluted (4)	$0.55		$0.55		$0.49		$0.53		$0.51
Net income (loss) per common share - basic and diluted	$(0.37)		$(0.28)		$(0.06)		$0.04		$0.09
Dividends declared per common share	$0.40		$0.40		$0.40		$0.40		$0.40
Dividends declared per preferred share (5)	$0.48		$0.48		$0.48		$0.48		$0.48

Ratios:
Interest coverage ratio (6)	1.75		1.73		2.13		2.75		3.06
Interest coverage ratio before loss from early extinguishment of debt (7)	1.75		1.76		2.18		2.79		3.06
Fixed-charge coverage ratio (8)	1.57		1.56		1.79		2.16		2.32
Fixed-charge coverage ratio before loss from early extinguishment of debt (9)	1.57		1.58		1.83		2.19		2.32
FFO payout ratio (10)	72.7%		75.5%		85.1%		76.9%		78.4%
AFFO payout ratio (11)	149.1%		131.5%		128.1%		128.5%		114.5%

Capitalization:
Total consolidated debt	$3,345,201	(13)	$3,334,730	(13)	$3,371,330	(13)	$1,760,250	(13)	$1,515,250
Preferred stock @ quarter end	$250,000		$250,000		$250,000		$250,000		$250,000
Common stock price @ quarter end	$30.05		$28.34		$23.88		$27.46		$24.31
Common equity value @ quarter end (12)	$1,616,801		$1,524,439		$1,284,477		$1,476,978		$1,307,550
Total market capitalization	$5,212,002		$5,109,169		$4,905,807		$3,487,228		$3,072,800
Debt / total market capitalization	64.2%		65.3%		68.7%		50.5%		49.3%
Debt plus preferred stock / total market capitalization	69.0%		70.2%		73.8%		57.6%		57.4%
_________
(1)
Includes gross revenue from hotel operations of $5,832, $5,763, $5,915, $5,879, and $4,156 for the three months ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004, respectively.

(2)	Represents the net adjustment for above and below market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.

(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance expense, real estate taxes and parking expenses) / rental, tenant reimbursement and parking revenues, including discontinued operations.

(4)	For a definition and discussion of FFO, see page 40. For a quantitative reconciliation of the differences between FFO and net income, see page 11.

(5)	Preferred dividend declared for three months ended October 31, 2005, July 31, 2005, April 30, 2005, January 31, 2005, and October 31, 2004.

(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $78,218, $78,442, $55,688, $51,156, and $48,310, respectively, divided by cash interest expense of $44,780, $45,381, $26,101, $18,608, and $15,801, respectively. For a definition of cash interest expense, see page 15. For a discussion of EBITDA, see page 41. For a quantitative reconciliation of the differences between EBITDA and net income, see page 14.

(7)
Calculated as EBITDA before loss from early extinguishment of debt, of $78,218, $79,556, $56,896, $51,947, and $48,310, respectively divided by cash interest expense of $44,780, $45,381, $26,101, $18,608, and $15,801, respectively.

(8)
Calculated as EBITDA of $78,218, $78,442, $55,688, $51,156, and $48,310, respectively divided by fixed charges of $49,858, $50,452, $31,165, $23,681, and $20,852. For a definition of fixed charges, see page 15.

(9)
Calculated as EBITDA before loss from early extinguishment of debt of $78,218, $79,556, $56,896, $51,947, and $48,310, respectively divided by fixed charges of $49,858, $50,452, $31,165, $23,681, and $20,852.

(10)	Calculated as dividend declared per common share divided by FFO per common share - diluted.

(11)
Calculated as common stock dividends and distributions declared of $21,521, $21,516, $21,516, $21,515, and $21,515, respectively, divided by AFFO of $14,430, $16,360, $16,792, $16,748, and $18,798, respectively. For a definition of AFFO, see page 41. For a quantitative reconciliation of the differences between AFFO and FFO, see page 12. We expect our adjusted funds from operations, or AFFO, to increase after 2005 as a result of internal revenue growth from future expected occupancy gains, the sale of non-income producing or non-strategic properties and a declining lease rollover percentage compared to prior years. Therefore, we currently believe that beginning in 2006 our AFFO will be sufficient to cover our annual dividend payments.

(12)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.

(13)	Excludes the Washington Mutual Irvine Campus note of $45.2 million.

Maguire Properties, Inc.
Third Quarter 2005

Consolidated Balance Sheets
(in thousands)

	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Assets
Investments in real estate	$3,901,528	$3,885,973	$3,636,549	$2,419,743	$2,158,951
Less: accumulated depreciation and amortization	(277,952)	(245,234)	(217,308)	(199,078)	(179,223)
	3,623,576	3,640,739	3,419,241	2,220,665	1,979,728
Assets associated with discontinued operations	-	-	186,577	-	-
	3,623,576	3,640,739	3,605,818	2,220,665	1,979,728
Cash and cash equivalents including restricted cash	155,868	166,697	223,026	135,618	145,477
Rents, deferred rents and other receivables	48,726	46,055	40,568	36,685	34,766
Deferred charges, net	253,344	261,970	290,545	168,354	132,304
Other assets	63,053	66,093	61,000	42,572	48,634
Total assets	$4,144,567	$4,181,554	$4,220,957	$2,603,894	$2,340,909

Liabilities, minority interests and stockholders' equity
Loans payable	$3,390,401	$3,379,930	$3,270,930	$1,805,450	$1,515,250
Obligations associated with discontinued operations	-	-	150,392	-	-
Dividends and distributions payable	24,699	24,694	24,693	24,692	24,692
Accounts payable, accrued interest payable and other liabilities	119,744	121,326	91,609	82,738	88,361
Acquired lease obligations, net	104,749	116,201	96,525	81,449	83,109
Total liabilities	3,639,593	3,642,151	3,634,149	1,994,329	1,711,412

Minority interests	47,329	53,332	67,282	72,198	77,227

Stockholders' equity
Common and preferred stock and additional paid in capital	659,322	659,309	654,115	653,632	652,513
Accumulated deficit and dividends	(202,658)	(168,684)	(138,968)	(119,033)	(103,356)
Unearned and accrued stock compensation, net	(3,117)	(3,968)	(4,723)	(5,184)	(5,573)
Accumulated other comprehensive (loss) income, net	4,098	(586)	9,102	7,952	8,686
Total stockholders' equity	457,645	486,071	519,526	537,367	552,270
Total liabilities, minority interests and stockholders' equity	$4,144,567	$4,181,554	$4,220,957	$2,603,894	$2,340,909

Maguire Properties, Inc.
Third Quarter 2005

Consolidated Statements of Operations (1)
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004

Revenue:
Rental	$80,396	$79,435	$58,525	$51,888	$49,734
Tenant reimbursements	28,569	28,669	21,665	20,254	20,757
Hotel operations	5,832	5,763	5,915	5,879	4,156
Parking	12,003	11,417	9,640	9,047	8,783
Management, leasing and development services to affiliates	1,147	1,001	261	357	268
Interest and other	862	1,137	716	909	432
Total revenue	128,809	127,422	96,722	88,334	84,130

Expenses:
Rental property operating and maintenance	28,069	25,865	19,383	17,972	18,766
Hotel operating and maintenance	3,827	3,821	3,844	3,893	3,319
Real estate taxes	10,702	11,207	8,113	6,917	6,661
Parking expenses	2,971	3,140	2,647	2,603	2,387
General and administrative and other	4,356	5,293	5,658	4,336	4,021
Ground lease	666	666	666	666	666
Depreciation and amortization	49,123	43,254	28,426	25,734	22,728
Interest	43,982	43,373	25,371	18,633	16,180
Loss from early extinguishment of debt	-	442	1,208	791	-
Total expenses	143,696	137,061	95,316	81,545	74,728

(Loss) income from continuing operations before minority interests	(14,887)	(9,639)	1,406	6,789	9,402
Minority interests attributable to continuing operations	3,520	2,755	656	(399)	(940)
(Loss) income from continuing operations	(11,367)	(6,884)	2,062	6,390	8,462

Income (loss) from discontinued operations	-	(500)	125	-	-
Minority interests attributable to discontinued operations	-	95	(24)	-	-
Net (loss) income	(11,367)	(7,289)	2,163	6,390	8,462

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net (loss) income allocable to common shareholders	$(16,133)	$(12,055)	$(2,603)	$1,624	$3,696

Net (loss) income per common share - basic and diluted	$(0.37)	$(0.28)	$(0.06)	$0.04	$0.09

Weighted-average shares outstanding - basic	43,901,117	43,146,500	42,924,061	42,828,004	42,514,303
Weighted-average shares outstanding - diluted	43,901,117	43,146,500	42,924,061	43,069,428	42,688,838
Weighted-average diluted shares and units	53,538,625	53,434,447	53,427,803	53,669,201	53,602,312
__________
(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

Maguire Properties, Inc.
Third Quarter 2005

Funds from Operations (1)
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004

Reconciliation of net income (loss) to funds from operations:
Net income (loss) available to common shareholders	$(16,133)	$(12,055)	$(2,603)	$1,624	$3,696
Adjustments:
Minority interests	(3,520)	(2,850)	(632)	399	940
Real estate depreciation and amortization	49,024	43,155	28,326	25,643	22,596
Funds from operations available to common shareholders
and unit holders (FFO)	$29,371	$28,250	$25,091	$27,666	$27,232
Company share of FFO (2)	$24,109	$22,847	$20,191	$22,214	$21,707

FFO per share - basic and diluted	$0.55	$0.53	$0.47	$0.52	$0.51

Weighted-average shares outstanding - basic	43,901,117	43,146,500	42,924,061	42,828,004	42,514,303
Weighted-average shares outstanding - diluted	44,183,460	43,336,808	43,162,860	43,069,428	42,688,838

Reconciliation of FFO to FFO before loss from early extinguishment of debt:
FFO available to common shareholders and unit holders (FFO)	$29,371	$28,250	$25,091	$27,666	$27,232
Add: loss from early extinguishment of debt	-	442	1,208	791	-
Add: loss from early extinguishment of debt (discontinued operations)	-	672	-	-	-
FFO before loss from early extinguishment of debt	$29,371	$29,364	$26,299	$28,457	$27,232

Company share of FFO before loss from early extinguishment
of debt (2)	$24,109	$23,748	$21,163	$22,849	$21,707

FFO per share before loss from early extinguishment of debt - basic and diluted	$0.55	$0.55	$0.49	$0.53	$0.51
_________
(1)	For the definition and discussion of FFO, see page 40.

(2)
Based on a weighted average interest in our operating partnership of 82.1%, 80.9%, 80.5%, 80.3%, and 79.7% for the three months ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004, respectively.

Maguire Properties, Inc.
Third Quarter 2005

Adjusted Funds from Operations (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004

FFO	$29,371	$28,250	$25,091	$27,666	$27,232
Non-real estate depreciation	99	99	99	91	132
Amortization of deferred financing costs	1,268	1,613	1,101	978	1,055
Accretion of interest rate swap sold	(953)	(953)	(953)	(953)	(676)
Non-cash stock compensation	965	1,028	583	508	508
Loss from early extinguishment of debt	-	1,114	1,208	791	-
Straight line rents	(3,283)	(3,362)	(3,655)	(3,391)	(3,240)
Fair value lease revenue	(2,416)	(2,217)	(750)	(679)	(633)
Capitalized payments (2)	(3,052)	(1,440)	(1,593)	(559)	(471)
Non-recoverable capital expenditures	(989)	(419)	(307)	(589)	(275)
Recoverable capital expenditures	(353)	(400)	(707)	(336)	(162)
Hotel improvements, equipment upgrades and replacements (3)	(188)	(98)	(15)	-	(5)
2nd generation tenant improvements and leasing commissions (4), (5), (6)	(6,039)	(6,855)	(3,310)	(6,779)	(4,667)
Adjusted funds from operations (AFFO)	$14,430	$16,360	$16,792	$16,748	$18,798
__________
(1)	For the definition and computation method of AFFO, see page 41. For a quantitative reconciliation of the differences between AFFO and cash flow from operating activities, see page 13.

(2)	Includes capital lease principal payments, capitalized leasing and development payroll, and capitalized interest.

(3)
Excludes $1.8 million, $0.9 million, $0.5 million, $3.3 million and $1.1 million of expenditures for the three months ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004, respectively, related to the renovation of the hotel. See page 37.

(4)
Excludes 2nd generation tenant improvements and leasing commissions of $0.1 million, $0.0 million, $0.2 million, $0.8 million and $0.1 million for the three months ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. As of September 30, 2005, $2.8 million of this reserve remains.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $2.4 million, $1.1 million, $0.9 million, $1.0 million and $1.3 million for the three months ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004, respectively.

(6)
Excludes tenant improvements and leasing commissions of $7.0 million and $3.2 million for the three months ended September 30, 2005 and June 30, 2005, respectively, related to leases executed prior to and fully reserved ($35.7 million) at the closing of the CWP and San Diego Tech Center acquisitions. As of September 30, 2005, $27.3 million of this reserve remains.

Maguire Properties, Inc.
Third Quarter 2005

Reconciliation of
Earnings Before Interest, Taxes and Depreciation and Amortization (1)
and Adjusted Funds From Operations (2)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004

Reconciliation of net income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net Income	$(11,367)	$(7,289)	$2,163	$6,390	$8,462
Add: Minority interests	(3,520)	(2,850)	(632)	399	940
Interest expense	43,982	43,373	25,371	18,633	16,180
Interest expense included in discontinued operations	-	1,954	360	-	-
Depreciation and amortization	49,123	43,254	28,426	25,734	22,728
EBITDA	$78,218	$78,442	$55,688	$51,156	$48,310

EBITDA	$78,218	$78,442	$55,688	$51,156	$48,310
Add: loss from early extinguishment of debt	-	442	1,208	791	-
Add: loss from early extinguishment of debt included in discontinued operations	-	672	-	-	-
EBITDA before loss from early extinguishment of debt	$78,218	$79,556	$56,896	$51,947	$48,310
__________
(1)	For the definition and discussion of EBITDA, see page 41.

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities	$19,993	$44,248	$22,902	$25,923	$37,868
Changes in other assets and liabilities	2,006	(20,116)	(1,771)	(1,471)	(13,961)
Non-recoverable capital expenditures	(989)	(419)	(307)	(589)	(275)
Recoverable capital expenditures	(353)	(400)	(707)	(336)	(162)
Hotel improvements, equipment upgrades and replacements (3)	(188)	(98)	(15)	-	(5)
2nd generation tenant improvements and leasing commissions (4), (5), (6)	(6,039)	(6,855)	(3,310)	(6,779)	(4,667)
AFFO	$14,430	$16,360	$16,792	$16,748	$18,798
__________
(2)	For the definition and discussion of AFFO, see page 41.

(3)
Excludes $1.8 million, $0.9 million, $0.5 million, $3.3 million and $1.1 million of expenditures for the three months ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004, respectively, related to the renovation of the hotel. See page 37.

(4)
Excludes 2nd generation tenant improvements and leasing commissions of $0.1 million, $0.0 million, $0.2 million, $0.8 million and $0.1 million for the three months ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. As of September 30, 2005, $2.8 million of this reserve remains.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $2.4 million, $1.1 million, $0.9 million, $1.0 million and $1.3 million for the three months ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004, respectively.

(6)
Excludes tenant improvements and leasing commissions of $7.0 million and $3.2 million for the three months ended September 30, 2005 and June 30, 2005, respectively, related to leases executed prior to and fully reserved ($35.7 million) at the closing of the CWP and San Diego Tech Center acquisitions. As of September 30, 2005, $27.3 million of this reserve remains.

Maguire Properties, Inc.
Third Quarter 2005

Capital Structure

Consolidated Debt (in thousands)

Aggregate Principal
September 30, 2005

Mortgage and Other Secured Loans Payable (1)	$3,314,201
Secured Credit Facility	31,000

Total Debt	$3,345,201

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred Stock	10,000	250,000

	Shares & Units Outstanding	Market Value (2)

Common Stock	44,166.2	$1,327,194
Operating Partnership Units	9,637.5	289,607
Total Common Equity	53,803.7	$1,616,801

Total Market Capitalization		$5,212,002
__________
(1)	Excludes the $45.2 million note payable due in December 2005 related to Washington Mutual Irvine Campus. See page 15.

(2)	Value based on the New York Stock Exchange closing price of $30.05 on September 30, 2005.

Maguire Properties, Inc.
Third Quarter 2005
Debt Summary

Outstanding Debt
(in thousands)

	Maturity Date		Principal Balance as of September 30, 2005		% of Debt		Interest Rate as of September 30, 2005 (1)

Floating Rate Debt
Term Loan	March 15, 2010		$415,000		12.41%		5.61%
Gas Company Tower & 808 South Olive			280,000		8.37%		5.42%
Senior Mezzanine	July 7, 2008	(2)	30,000		0.90%		9.53%
Mortgage and Junior Mezzanine	July 6, 2007	(2), (3)	250,000		7.48%		4.92%
Wateridge Plaza	April 11, 2007	(4), (5)	62,880		1.88%		5.61%
Park Place	January 22, 2006		44,000		1.32%		5.61%
777 Tower	October 10, 2009	(6)	40,000		1.20%		4.76%
Secured Credit Facility	March 15, 2009		31,000		0.93%		5.61%
Total Unhedged Floating Rate Debt			872,880		26.09%	(7)	5.51%

Fixed Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015		276,000		8.25%		5.26%
Pacific Arts Plaza	April 1, 2012		270,000		8.07%		5.15%
US Bank Tower	July 1, 2013		260,000		7.77%		4.66%
Wells Fargo Tower (Los Angeles, CA)	July 1, 2010		250,000		7.47%		4.68%
KPMG Tower	November 1, 2011		210,000		6.28%		5.14%
Park Place	November 1, 2014		170,000		5.08%		5.64%
One California Plaza	December 1, 2010		146,250		4.37%		4.73%
San Diego Tech Center	April 11, 2015		133,000		3.98%		5.70%
777 Tower	October 10, 2009	(6)	114,471	(7)	3.42%		4.81%
Washington Mutual Irvine Campus	December 11, 2011		106,000		3.17%		5.07%
Regents Square I & II	April 1, 2012		103,600		3.10%		5.13%
Park Place	March 12, 2012		100,000		2.99%		5.39%
Lantana Media Campus	January 6, 2010		98,000		2.93%		4.94%
Glendale Center	November 1, 2013		80,000		2.39%		5.73%
801 North Brand	April 6, 2015		75,540		2.26%		5.73%
Mission City Corporate Center	April 1, 2012		52,000		1.55%		5.09%
700 North Central	April 6, 2015		27,460		0.82%		5.73%
Total Fixed Rate Debt			2,472,321		73.91%	(8)	5.12%

Total Consolidated Debt			3,345,201		100.00%		5.22%
Washington Mutual Irvine Campus Note			45,200	(9)
Total Debt (per Balance Sheet)			$3,390,401
__________
(1)	To calculate the variable interest rates, the LIBOR rate of 3.86% at September 30, 2005 was used.

(2)
Maturity accelerated to 2007 if the $250 million Gas Company Tower & 808 South Olive mortgage and junior mezzanine debt is not extended to 2008. The company has obtained a commitment to refinance this debt in August 2006 with a new $458 million, 10-year fixed rate, interest-only loan at 5.35% including the estimated cost of the forward commitment.

(3)	A one-year extension available at our option.

(4)	A two-year extension available at our option.

(5)	Includes $15.0 million of mezzanine debt.

(6)	The company obtained a commitment to refinance this debt in October 2006 with a new $273 million, 10-year fixed rate, interest-only loan at 5.84%.

(7)	Net of loan discount.

(8)
After the Gas Company Tower and 777 Tower loan refinancings described in notes (2) and (5) above, and the expected repayment of the term loan with net proceeds of these financings, the fixed rate and floating rate debt percentage of total debt would be 96% and 4%, respectively.

(9)	Note payable due December 2005 relating to the acquisition of the Washington Mutual Irvine Campus, which is collateralized with a letter of credit fully secured by a cash deposit.

Credit Facility
(in thousands)

	Maximum Available	Currently Available	Drawn
Secured Line of Credit as of September 30, 2005	$100,000	$69,000	$31,000

Financial Ratios

Interest coverage (a)	1.75
Interest coverage before loss from early extinguishment of debt (b)	1.75
Fixed-charge coverage (c)	1.57
Fixed-charge coverage before loss from early extinguishment of debt (d)	1.57
Debt to total market capitalization at quarter-end (e)	64.2%
Debt plus preferred stock to total market capitalization at quarter-end (f)	69.0%
(a)
EBITDA divided by cash interest expense. Cash interest expense relates to indebtedness, capitalized interest and capital leases less amortized deferred financing fees and amortization of the gain on sold interest rate swaps.

(b) EBITDA before loss on early extinguishment of debt divided by cash interest expense.
(c) Same as (a) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.
(d) Same as (b) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.
(e)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation preference of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the conversion of operating partnership units into shares of our common stock. Mortgage debt and other loans exclude the Washington Mutual Irvine Campus note of $45.2 million.

(f) Same as (e) except numerator includes preferred stock.

Maguire Properties, Inc.
Third Quarter 2005

Pro Forma Debt Maturities (1)
(in thousands)

Property	2005	2006	2007	2008	2009	Thereafter	Total

Term Loan	$-	$-	$-	$-	$-	$415,000	$415,000
Wells Fargo Center (Denver, CO)	-	-	-	-	-	276,000	276,000
Gas Company Tower (2), (3)	-	-	-	-	-	280,000	280,000
Pacific Arts Plaza	-	-	-	-	-	270,000	270,000
US Bank Tower	-	-	-	-	-	260,000	260,000
Wells Fargo Tower (Los Angeles, CA)	-	1,513	3,828	3,982	4,206	236,471	250,000
KPMG Tower	-	-	-	-	246	209,754	210,000
Park Place	-	-	-	-	-	170,000	170,000
777 Tower (4)	-	-	-	-	-	154,471	154,471
One California Plaza	-	-	239	2,825	2,984	140,202	146,250
San Diego Tech Center	-	-	-	-	-	133,000	133,000
Washington Mutual Irvine Campus	-	-	-	-	-	106,000	106,000
Regents Square I & II	-	-	-	-	-	103,600	103,600
Park Place	-	-	-	-	-	100,000	100,000
Lantana Media Campus	-	-	-	-	-	98,000	98,000
Glendale Center	-	-	-	-	-	80,000	80,000
801 North Brand	-	-	-	-	-	75,540	75,540
Wateridge Plaza	-	-	62,880	-	-	-	62,880
Mission City Corporate Center	-	-	-	-	-	52,000	52,000
Park Place	-	44,000	-	-	-	-	44,000
700 North Central	-	-	-	-	-	27,460	27,460
Secured Credit Facility	-	-	-	-	31,000	-	31,000
Total	$-	$45,513	$66,947	$6,807	$38,436	$3,187,498	$3,345,201

Weighted Average Rate	N/A	5.58%	5.56%	4.70%	5.44%	5.21%	5.22%
__________
(1)
Excludes the $45.2 million note payable due December 2005 relating to the acquisition of the Washington Mutual Irvine Campus, which is collateralized with a letter of credit fully secured by a cash deposit.

(2)	Assumes exercise of extension option.

(3)
The company has obtained a commitment to refinance this debt in August 2006 with a new $458 million, 10-year fixed rate, interest-only loan at 5.35%, including the cost of the forward commitment. The stated maturity dates on the existing loans are July 2007 for $250 million and July 2008 for $30 million.

(4)
The company has obtained a commitment to refinance this debt in October 2006 with a new $273 million, 10-year fixed rate, interest-only loan at 5.84%. The stated maturity date on the existing loan is October 2009.

Maguire Properties, Inc.
Third Quarter 2005

Portfolio Data

Maguire Properties, Inc.
Third Quarter 2005

Same Store Analysis
(unaudited and in thousands)

	Three Months Ended September 30, (1)				Nine Months Ended September 30, (2)
	2005	2004	% Change		2005	2004	% Change

Total Same Store Portfolio
Number of properties	10	10			9	9
Square Feet (3)	12,265,201	12,116,615			10,395,480	10,373,782
Percent of Total Portfolio	48.8%	92.8%			41.4%	79.5%
Weighted Average Occupancy	91.4%	92.8%			91.1%	91.5%

GAAP
Breakdown of Net Operating Income:
Operating Revenues	$76,301	$78,183	(2.4)%	(4)	$197,145	$200,413	(1.6)%	(4)
Operating Expenses	26,137	27,515	(5.0)%	(5)	63,128	66,808	(5.5)%	(5)
Other Expenses	592	592	0.0%		1,778	1,770	0.5%
Net Operating Income	$49,572	$50,076	(1.0)%		$132,239	$131,835	0.3%

CASH BASIS
Breakdown of Net Operating Income:
Operating Revenues	$73,429	$74,524	(1.5)%	(4)	$188,846	$193,195	(2.3)%	(4)
Operating Expenses	26,137	27,515	(5.0)%	(5)	63,128	66,808	(5.5)%	(5)
Other Expenses	389	389	0.0%		1,168	1,160	0.7%
Net Operating Income	$46,903	$46,620	0.6%		$124,550	$125,227	(0.5)%
__________
(1)
Properties included in same store quarterly analysis are KPMG Tower, Gas Company Tower & 808 S. Olive Garage, Plaza Las Fuentes, Cerritos I, Cerritos II, US Bank Tower, Wells Fargo Tower, Glendale Center, Park Place I, and One California Plaza.

(2)
Properties included in same store year-to-date analysis are KPMG Tower, Gas Company Tower & 808 S. Olive Garage, Plaza Las Fuentes, Cerritos I, Cerritos II, US Bank Tower, Wells Fargo Tower, Glendale Center, and One California Plaza.

(3)	Property square footage increased in 2005 compared to 2004 due to BOMA '96 remeasurement.

(4)	Decrease primarily due to lower escalation revenue resulting from lower real estate taxes and insurance premiums.

(5)	Decrease primarily due to a reduction in real estate taxes and insurance premiums.

Maguire Properties, Inc.
Third Quarter 2005

Portfolio Overview - Square Footage

OFFICE PROPERTIES	RSF
LOS ANGELES COUNTY
Los Angeles Central Business District Submarket
Gas Company Tower & 808 South Olive	1,335,964
US Bank Tower	1,389,767
Wells Fargo Tower	1,382,167
KPMG Tower	1,138,850
777 Tower	1,005,865
One California Plaza	984,363
Total Los Angeles Central Business District Submarket	7,236,976

Tri-Cities Submarket
Glendale Center	382,888
801 North Brand	280,018
Plaza Las Fuentes	189,312
700 North Central	143,510
Total Tri-Cities Submarket	995,728

Santa Monica Professional and Entertainment Submarket
Lantana Media Campus	328,042
Total Santa Monica Professional and Entertainment Submarket	328,042

Cerritos Office Submarket
Cerritos Corporate Center - Phase I	221,968
Cerritos Corporate Center - Phase II	104,567
Total Cerritos Office Submarket	326,535

TOTAL LOS ANGELES COUNTY	8,887,281

ORANGE COUNTY
John Wayne Airport Submarket
Park Place	1,893,758
Washington Mutual Irvine Campus	414,595
Total John Wayne Airport Submarket	2,308,353

Costa Mesa Submarket
Pacific Arts Plaza	843,708
Total Costa Mesa Submarket	843,708

TOTAL ORANGE COUNTY	3,152,061

SAN DIEGO COUNTY
UTC (University Town Center)
Regents Square I & II	311,566
Total UTC	311,566

Sorrento Mesa
Wateridge Plaza	265,927
San Diego Tech Center	643,596
Total Sorrento Mesa	909,523

Mission Valley
Mission City Corporate Center	190,747
Total Mission Valley	190,747

TOTAL SAN DIEGO COUNTY	1,411,836

Maguire Properties, Inc.
Third Quarter 2005

Portfolio Overview - Square Footage (continued)

OFFICE PROPERTIES		RSF
OTHER
Denver, CO - Downtown Submarket
Wells Fargo Center		1,201,380
TOTAL OTHER		1,201,380
TOTAL OFFICE PROPERTIES		14,652,558	(1), (2)

RETAIL PROPERTY		RSF
John Wayne Airport Submarket
Park Place		124,279
TOTAL RETAIL PROPERTY		124,279

	Number of
HOTEL PROPERTY	Rooms	SF
Westin Hotel, Pasadena, CA	350	266,000
TOTAL HOTEL PROPERTY		266,000

	Vehicle
PARKING PROPERTIES	Capacity	SF
On-Site Parking	26,549	8,139,564
Off-Site Garages	5,970	1,946,750
TOTAL PARKING PROPERTIES	32,519	10,086,314

TOTAL PORTFOLIO		25,129,151
________
(1)	Increased from 14,644,153 square feet at June 30, 2005 due to remeasurement of new and renewed leases.

(2)	Total square footage includes 390,627 square feet of retail space located within the office properties.

Maguire Properties, Inc.
Third Quarter 2005

-----

Portfolio Geographic Distribution (1)

San Diego County
10%
Other
8%
Los Angeles
Central Business District
49%
Orange County
22%
Cerritos Office
2%
Santa Monica Professional
and Entertainment
2%
Tri-Cities
7%
Los Angeles Central Business District
Orange County
Tri-Cities
San Diego County
Santa Monica Professional & Entertainment
Other
Cerritos Office

(1) Percentages are based upon rentable square feet.

Maguire Properties, Inc.
Third Quarter 2005

Portfolio Overview - Occupancy and In-Place Rents

				Annualized	Annualized Rent
Property	Submarket	Square Feet	% Leased	Rent (1)	$/RSF (2)

Office Properties
Gas Company Tower	Los Angeles Central Business District	1,335,964	98.6%	$33,369,354	$25.32
US Bank Tower	Los Angeles Central Business District	1,389,767	83.4%	29,808,901	25.72
Wells Fargo Tower	Los Angeles Central Business District	1,382,167	89.1%	23,353,676	18.97
KPMG Tower	Los Angeles Central Business District	1,138,850	88.5%	20,462,182	20.30
777 Tower	Los Angeles Central Business District	1,005,865	92.2%	17,230,100	18.59
One California Plaza	Los Angeles Central Business District	984,363	88.1%	14,227,407	16.40
Subtotal LACBD		7,236,976	90.0%	138,451,620	21.27

Glendale Center	Tri-Cities	382,888	100.0%	7,425,548	19.40
801 North Brand	Tri-Cities	280,018	85.3%	4,514,093	18.91
Plaza Las Fuentes	Tri-Cities	189,312	99.7%	3,604,071	19.10
700 North Central	Tri-Cities	143,510	77.1%	1,965,719	17.77
Subtotal Tri-Cities		995,728	92.5%	17,509,431	19.01

Lantana Media Campus	Santa Monica Professional & Entertainment	328,042	94.0%	9,696,776	31.46
Subtotal Santa Monica Professional & Entertainment		328,042	94.0%	9,696,776	31.46

Cerritos - Phase I	Cerritos Office	221,968	100.0%	5,367,540	24.18
Cerritos - Phase II	Cerritos Office	104,567	100.0%	2,141,371	20.48
Subtotal Cerritos		326,535	100.0%	7,508,911	23.00

Subtotal Los Angeles County		8,887,281	90.8%	173,166,738	21.47

Park Place	John Wayne Airport	1,893,758	94.8%	24,972,188	13.91
Washington Mutual Irvine Campus	John Wayne Airport	414,595	100.0%	8,383,860	20.22
Subtotal John Wayne Airport		2,308,353	95.7%	33,356,048	15.10

Pacific Arts Plaza	Costa Mesa	843,708	86.2%	14,429,431	19.85

Subtotal Orange County		3,152,061	93.2%	47,785,479	16.27

Maguire Properties, Inc.
Third Quarter 2005

Portfolio Overview - Occupancy and In-Place Rents (continued)

					Annualized	Annualized Rent
Property	Submarket	Square Feet	% Leased		Rent (1)	$/RSF (2)

Office Properties
Regents Square I & II	UTC (University Town Center)	311,566	85.5%		6,246,397	23.45
Wateridge Plaza	Sorrento Mesa	265,927	91.8%		4,014,157	16.43
Mission City Corporate Center	Mission Valley	190,747	92.3%		3,839,455	21.80
San Diego Tech Center	Sorrento Mesa	643,596	94.6%		9,693,529	15.91

Subtotal San Diego County		1,411,836	91.8%		23,793,538	18.36

Wells Fargo Center - Denver	Denver, CO - Downtown	1,201,380	87.2%		18,161,633	17.33

Subtotal Denver, CO-Downtown		1,201,380	87.2%		18,161,633	17.33

Total/Weighted Average - Office Properties		14,652,558	91.1%	(5)	$262,907,388	$19.70

Retail Property
Park Place	John Wayne Airport	124,279	95.3%		3,287,307	27.75

Total/Weighted Average - Retail Property		124,279	95.3%		$3,287,307	$27.75

Total/Weighted Average - Office & Retail Properties		14,776,837	91.1%		$266,194,695	$19.77

Parking Revenue Schedule

	Square Feet	Vehicle Capacity	Annualized Parking Revenue (3)	Annualized Parking Revenue Per Vehicle Capacity (4)

Total On-Site	8,139,564	26,549	$36,360,394	$1,370
Total Off-Site	1,946,750	5,970	$11,515,427	$1,929

Total Parking	10,086,314	32,519	$47,875,822	$1,472
__________
(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2005. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.

(3)	Annualized parking revenue represents the annualized quarterly parking revenue as of September 30, 2005.

(4)	Annualized parking revenue per vehicle capacity represents the annualized parking revenue as computed above, divided by the vehicle capacity.

Maguire Properties, Inc.
Third Quarter 2005

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Weighted Average Remaining Lease Term (in years)	% Leased Q3 2005	% Leased Q2 2005	% Leased Q1 2005	% Leased Q4 2004	% Leased Q3 2004

Gas Company Tower	5.1	98.6%	98.5%	98.5%	98.5%	98.5%
US Bank Tower	5.1	83.4%	83.6%	84.0%	89.1%	89.2%
Wells Fargo Tower	6.8	89.1%	85.4%	84.4%	85.1%	83.5%
KPMG Tower	6.8	88.5%	91.0%	90.7%	91.8%	92.5%
777 Tower	6.8	92.2%	92.2%	90.1%	-	-
One California Plaza	5.3	88.1%	90.5%	94.6%	92.4%	91.9%
Glendale Center	5.2	100.0%	100.0%	100.0%	100.0%	100.0%
801 North Brand	4.6	85.3%	83.1%	81.2%	-	-
Plaza Las Fuentes	3.8	99.7%	99.7%	99.7%	99.7%	96.5%
700 North Central	2.7	77.1%	77.0%	73.9%	-	-
Lantana Media Campus	4.6	94.0%	89.8%	89.6%	88.8%	-
Cerritos - Phase I	9.0	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	5.7	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	4.4	94.8%	94.9%	95.0%	86.0%	91.2%
Washington Mutual Irvine Campus	6.3	100.0%	100.0%	100.0%	100.0%	-
Pacific Arts Plaza	5.3	86.2%	86.1%	85.2%	-	-
Regents Square I & II	3.7	85.5%	86.8%	86.0%	-	-
Wateridge Plaza	2.6	91.8%	91.8%	90.7%	-	-
Mission City Corporate Center	4.4	92.3%	92.2%	86.1%	-	-
San Diego Tech Center	3.6	94.6%	91.7%	-	-	-
Wells Fargo Center - Denver	6.3	87.2%	85.2%	83.8%	-	-
Park Place - Retail	8.3	95.3%	92.8%	93.7%	93.7%	94.5%

Total Portfolio	5.5	91.1%	90.7%	90.4%	91.3%	91.9%

Maguire Properties, Inc.
Third Quarter 2005

Major Tenants - Office Properties

						% of Aggregate	Weighted Average
		Number of	Annualized	% of Total	Total Leased	Leased Square Feet	Remaining Lease Term	S & P Credit Rating /
	Tenant	Locations	Rent (1)	Annualized Rent	Square Feet	of Existing Portfolio	in Months	National Recognition (2)
	Rated
1	Southern California Gas Company	1	$16,807,927	6.3%	576,516	4.3%	73	A
2	Wells Fargo Bank	2	11,581,292	4.3%	706,447	5.2%	86	AA
3	Washington Mutual, FA	4	9,187,033	3.5%	446,562	3.3%	74	A
4	Cingular Wireless (3)	2	8,345,678	3.1%	386,800	2.9%	86	A
5	Sempra (Pacific Enterprises)	1	8,504,539	3.2%	225,756	1.7%	57	A
6	Los Angeles Unified School District	1	5,476,897	2.1%	260,498	1.9%	9	AAA
7	ConAgra, Inc.	1	5,395,281	2.0%	393,317	2.9%	59	BBB+
8	Bank of America	3	4,047,484	1.5%	223,966	1.7%	63	AA-
9	Disney Enterprises	1	3,085,885	1.2%	156,215	1.2%	69	A-
10	Cardinal Health	1	2,932,299	1.1%	185,982	1.4%	29	BBB
	Total Rated / Weighted Average (4)		75,364,315	28.3%	3,562,059	26.5%	67

	Total Investment Grade Tenants		121,669,461	45.7%	6,144,160	45.6%

	Unrated - Nationally Recognized
11	Latham & Watkins	2	$9,723,372	3.6%	361,524	2.7%	63	3rd Largest US Law Firm
12	Gibson Dunn & Crutcher	1	6,103,475	2.3%	268,268	2.0%	146	18th Largest US Law Firm
13	Morrison & Foerster	1	5,329,600	2.0%	192,775	1.4%	73	24th Largest US Law Firm
14	Jones, Day, Reavis & Pogue	1	4,982,380	1.9%	152,166	1.1%	13	4th Largest US Law Firm
15	Munger Tolles & Olson	1	3,961,089	1.5%	186,890	1.4%	197	131st Largest US Law Firm
16	Bingham McCutchen	2	3,672,579	1.4%	182,393	1.4%	53	26th Largest US Law Firm
17	KPMG	1	2,965,080	1.1%	175,525	1.3%	105	4th Largest US Accounting Firm
18	Sidley Austin Brown & Wood	1	2,408,376	0.9%	147,237	1.1%	39	5th Largest US Law Firm
19	Skadden, Arps, Slate, Meagher & Flom	1	1,977,028	0.7%	152,576	1.1%	74	Largest US Law Firm
20	Kirkland & Ellis	1	1,769,185	0.7%	87,251	0.6%	53	9th Largest US Law Firm
	Total Unrated / Weighted Average (2)		42,892,164	16.1%	1,906,605	14.1%	86

	Total Nationally Recognized Tenants		64,630,218	24.3%	3,147,458	23.4%

	Total / Weighted Average (4)		$118,256,479	44.4%	5,468,664	40.6%	74

	Total Investment Grade or Nationally Recognized Tenants		$186,299,679	70.0%	9,291,618	69.0%

__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of September 30, 2005, multiplied by 12; for those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of September 30, 2005, and rankings of law firms are based on total gross revenue in 2004 as reported by American Lawyer Media's LAW.com.

(3)	Includes Cingular Wireless, LLC and New Cingular Wireless Services, Inc.

(4)	The weighted average calculation is based on the net rentable square feet leased by each tenant.

Maguire Properties, Inc.
Third Quarter 2005
-----

Portfolio Tenant Classification Description (1), (2)

Manufacturing 5%
Educational Services 2%
Accomodation and Food Services 2%
Real Estate and Rental and Leasing 1%
Utilities 6%
All Other Services 7%
Finance and Insurance 33%
Professional, Scientific and Technical Services (except Legal Services) 8%
Information 12%
Legal Services 24%
Finance and Insurance
Legal Services
Information
Professional, Scientific and Technical Services (except Legal Services)
All Other Services
Utilities
Manufacturing
Educational Services
Accomodation and Food Services
Real Estate and Rental and Leasing

(1) Percentages are based upon leased square feet.

(2) Classifications are based on the 'North American Industrial Classification System' (NAICS).

Maguire Properties, Inc.
Third Quarter 2005

Lease Expirations - Total Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Gross Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,312,051	8.9%
2005	143,733	1.0%	$2,669,199	1.0%	$18.57	$18.57
2006	1,232,760	8.3%	24,904,320	9.4%	20.20	20.28
2007	926,708	6.3%	18,680,953	7.0%	20.16	21.12
2008	1,258,543	8.5%	22,499,693	8.5%	17.88	20.33
2009	1,442,016	9.8%	30,233,774	11.4%	20.97	22.54
2010	1,971,738	13.3%	38,471,568	14.4%	19.51	21.97
2011	1,845,488	12.5%	39,267,053	14.7%	21.28	26.10
2012	634,664	4.3%	11,451,651	4.3%	18.04	21.45
2013	1,734,037	11.7%	32,441,541	12.2%	18.71	20.61
2014	893,065	6.0%	16,104,186	6.0%	18.03	24.18
Thereafter	1,382,034	9.4%	29,470,757	11.1%	21.32	24.72
Total	14,776,837	100.0%	$266,194,695	100.0%	$19.77	$22.52

Leases Expiring in the Next 4 Quarters:
4th Quarter 2005	143,733	1.0%	$2,669,199	1.0%	$18.57	$18.57
1st Quarter 2006 (3)	317,679	2.1%	5,307,716	2.0%	16.71	16.73
2nd Quarter 2006	459,386	3.1%	9,222,002	3.5%	20.07	20.08
3rd Quarter 2006	111,515	0.8%	2,006,409	0.7%	17.99	17.99
Total	1,032,313	7.0%	$19,205,326	7.2%	$18.60	$18.61
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Third Quarter 2005

Lease Expirations - Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Gross Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	821,118	9.2%
2005	116,896	1.3%	$2,161,195	1.2%	$18.49	$18.49
2006	910,889	10.3%	18,874,356	10.9%	20.72	20.75
2007	523,321	5.9%	11,395,454	6.6%	21.78	22.88
2008	617,125	6.9%	11,440,377	6.6%	18.54	19.37
2009	525,150	5.9%	12,917,098	7.5%	24.60	25.18
2010	761,166	8.6%	19,839,094	11.5%	26.06	27.70
2011	1,319,082	14.9%	30,033,693	17.3%	22.77	27.97
2012	357,703	4.0%	6,948,578	4.0%	19.43	23.64
2013	1,139,236	12.8%	22,252,801	12.8%	19.53	21.69
2014	544,562	6.1%	10,548,700	6.1%	19.37	25.96
Thereafter	1,251,033	14.1%	26,755,392	15.5%	21.39	24.69
Total	8,887,281	100.0%	$173,166,738	100.0%	$21.47	$24.18

Leases Expiring in the Next 4 Quarters:
4th Quarter 2005	116,896	1.3%	$2,161,195	1.2%	$18.49	$18.49
1st Quarter 2006 (3)	203,319	2.3%	3,228,108	1.9%	15.88	15.91
2nd Quarter 2006	417,638	4.7%	8,502,833	4.9%	20.36	20.37
3rd Quarter 2006	37,736	0.4%	607,150	0.4%	16.09	16.09
Total	775,589	8.7%	$14,499,286	8.4%	$18.69	$18.71
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Third Quarter 2005

Lease Expirations - Orange County

				Percentage
	Total Area in	Percentage		of Gross		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	221,368	6.8%
2005	19,042	0.6%	$298,386	0.6%	$15.67	$15.67
2006	167,374	5.1%	2,920,591	5.7%	17.45	17.45
2007	180,049	5.5%	3,277,924	6.4%	18.21	18.97
2008	321,699	9.8%	5,261,921	10.3%	16.36	17.41
2009	388,931	11.9%	7,837,026	15.3%	20.15	22.46
2010	892,085	27.2%	12,583,364	24.6%	14.11	16.65
2011	443,389	13.5%	7,380,474	14.5%	16.65	20.78
2012	190,369	5.8%	3,022,477	5.9%	15.88	19.21
2013	221,954	6.8%	3,849,455	7.5%	17.34	20.62
2014	145,158	4.4%	2,882,906	5.7%	19.86	25.70
Thereafter	84,922	2.6%	1,758,262	3.5%	20.70	22.84
Total	3,276,340	100.0%	$51,072,786	100.0%	$16.72	$19.43

Leases Expiring in the Next 4 Quarters:
4th Quarter 2005	19,042	0.6%	$298,386	0.6%	$15.67	$15.67
1st Quarter 2006 (3)	87,062	2.6%	1,533,823	3.0%	17.62	17.62
2nd Quarter 2006	9,421	0.3%	133,025	0.3%	14.12	14.12
3rd Quarter 2006	64,257	2.0%	1,181,764	2.3%	18.39	18.39
Total	179,782	5.5%	$3,146,998	6.2%	$17.50	$17.50
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Third Quarter 2005

Lease Expirations - San Diego County

				Percentage
	Total Area in	Percentage		of Gross		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	115,926	8.2%
2005	7,795	0.5%	$171,330	0.7%	$21.98	$21.98
2006	145,312	10.3%	2,969,633	12.5%	20.44	20.90
2007	123,673	8.8%	2,451,910	10.3%	19.83	20.98
2008	280,047	19.8%	4,904,963	20.6%	17.51	25.31
2009	446,862	31.6%	8,022,139	33.7%	17.95	20.15
2010	153,673	10.9%	2,313,981	9.7%	15.06	20.38
2011	80,057	5.7%	1,745,069	7.3%	21.80	25.69
2012	-	0.0%	13,498	0.1%	-	-
2013	22,068	1.6%	376,042	1.6%	17.04	22.14
2014	-	0.0%	-	0.0%	-	-
Thereafter	36,423	2.6%	824,973	3.5%	22.65	31.70
Total	1,411,836	100.0%	$23,793,538	100.0%	$18.36	$22.20

Leases Expiring in the Next 4 Quarters:
4th Quarter 2005	7,795	0.5%	$171,330	0.7%	$21.98	$21.98
1st Quarter 2006 (3)	27,298	1.9%	545,785	2.3%	19.99	20.08
2nd Quarter 2006	24,972	1.8%	474,247	2.0%	18.99	18.99
3rd Quarter 2006	9,522	0.7%	217,494	0.9%	22.84	22.84
Total	69,587	4.9%	$1,408,856	5.9%	$20.25	$20.28
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Third Quarter 2005

Leasing Activity - Total Portfolio

	For the Three Months Ended September 30, 2005	% Leased

Leased Square Feet as of June 30, 2005	13,399,377	90.7%
Expirations	(631,565)	(4.3)%
New Leases	342,007	2.3%
Renewals	354,967	2.4%
Leased Square Feet as of September 30, 2005	13,464,786	91.1%

Cash Rent Growth (1), (2)
Expiring Rate per Square Foot		$20.42
New / Renewed Rate per Square Foot		$19.07
Percentage Change		(6.6)%

GAAP Rent Growth (2), (3)
Expiring Rate per Square Foot		$20.45
New / Renewed Rate per Square Foot		$19.41
Percentage Change		(5.1)%

Weighted Average Lease Term - New (in months)		73
Weighted Average Lease Term - Renewal (in months)		60
__________
(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.

(2)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.

(3)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Third Quarter 2005

Leasing Activity - Los Angeles Central Business District

	For the Three Months Ended September 30, 2005	% Leased

Leased Square Feet as of June 30, 2005, Los Angeles Central Business District	6,505,062	90.0%
Expirations	(270,503)	(3.7)%
New Leases	227,001	3.0%
Renewals	48,923	0.7%
Leased Square Feet as of September 30, 2005, Los Angeles Central Business District	6,510,483	90.0%

Cash Rent Growth (1), (3)
Expiring Rate per Square Foot		$19.38
New / Renewed Rate per Square Foot		$17.58
Percentage Change		(9.3)%

GAAP Rent Growth (2), (3)
Expiring Rate per Square Foot		$19.32
New / Renewed Rate per Square Foot		$18.57
Percentage Change		(3.9)%

Weighted Average Lease Term - New (in months)		73
Weighted Average Lease Term - Renewal (in months)		25
__________
(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.

(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.

Maguire Properties, Inc.
Third Quarter 2005

Leasing Activity - Orange County

	For the Three Months Ended September 30, 2005	% Leased

Leased Square Feet as of June 30 2005, Orange County	3,054,180	93.2%
Expirations	(249,322)	(7.6)%
New Leases	24,616	0.8%
Renewals	225,498	6.8%
Leased Square Feet as of September 30 2005, Orange County	3,054,972	93.2%

Cash Rent Growth (1), (2)
Expiring Rate per Square Foot		$21.54
New / Renewed Rate per Square Foot		$19.56
Percentage Change		(9.2)%

GAAP Rent Growth (2), (3)
Expiring Rate per Square Foot		$21.72
New / Renewed Rate per Square Foot		$19.28
Percentage Change		(11.2)%

Weighted Average Lease Term - New (in months)		57
Weighted Average Lease Term - Renewal (in months)		74
__________
(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.

(2)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.

(3)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Third Quarter 2005

Leasing Activity - San Diego County

	For the Three Months Ended September 30, 2005	% Leased

Leased Square Feet as of June 30, 2005, San Diego County	1,278,423	90.7%
Expirations	(30,954)	(2.2)%
New Leases	39,307	2.8%
Renewals	9,134	0.5%
Leased Square Feet as of September 30, 2005, San Diego County	1,295,910	91.8%

Cash Rent Growth (1), (3)
Expiring Rate per Square Foot		$22.72
New / Renewed Rate per Square Foot		$24.16
Percentage Change		6.3%

GAAP Rent Growth (2), (3)
Expiring Rate per Square Foot		$22.93
New / Renewed Rate per Square Foot		$26.53
Percentage Change		15.7%

Weighted Average Lease Term - New (in months)		81
Weighted Average Lease Term - Renewal (in months)		68
__________
(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.

(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.

Maguire Properties, Inc.
Third Quarter 2005

Tenant Improvements and Leasing Commissions (1), (2), (3)

	Q3 2005	Q2 2005	Q1 2005	2004	2003	2002

Renewals (4)
Number of Leases	28	23	1	29	14	17
Square Feet	354,540	300,624	23,429	296,203	120,022	304,167
Tenant Improvement Costs per Square Foot (3)	$7.90	$14.09	$44.69	$15.49	$30.66	$1.40
Leasing Commission Costs per Square Foot (5)	$4.16	$2.88	$10.32	$5.98	$2.36	$5.05
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$12.06	$16.97	$55.01	$21.47	$33.02	$6.45
Costs per Square Foot per Year	$2.34	$5.50	$5.32	$4.31	$6.24	$1.55

New / Modified Leases (6)
Number of Leases	38	36	25	48	36	15
Square Feet	339,912	211,746	223,577	453,301	851,316	135,265
Tenant Improvement Costs per Square Foot (3)	$26.15	$21.59	$35.97	$36.28	$48.26	$31.25
Leasing Commission Costs per Square Foot (5)	$4.96	$5.54	$8.13	$9.28	$4.78	$7.07
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$31.11	$27.13	$44.10	$45.56	$53.04	$38.32
Costs per Square Foot per Year	$5.05	$4.44	$5.91	$4.26	$7.95	$4.84

Total
Number of Leases	66	59	26	77	50	32
Square Feet	694,452	512,370	247,006	749,504	971,338	439,432
Tenant Improvement Costs per Square Foot (3)	$16.83	$17.19	$36.80	$28.06	$46.09	$10.59
Leasing Commission Costs per Square Foot (5)	$4.55	$3.98	$8.34	$7.97	$4.48	$5.67
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$21.38	$21.17	$45.14	$36.03	$50.57	$16.26
Costs per Square Foot per Year	$3.80	$4.87	$5.84	$4.20	$7.77	$3.06
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and build out costs for raw space.

(2)
Tenant Improvements and Leasing Commission information for One California Plaza, Park Place I, Park Place II, Lantana Media Campus, CommonWealth Properties portfolio acquisition, and San Diego Tech Center assets are included from the dates of acquisition which are November 6, 2003, April 14, 2004, July 23, 2004, December 16, 2004, March 15, 2005, and April 6, 2005, respectively.

(3)	Tenant Improvements include improvements and lease concessions.

(4)	Does not include retained tenants that have relocated to new space or expanded into new space.

(5)	Leasing commission costs exclude any commission paid to related parties.

(6)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Third Quarter 2005

Historical Capital Expenditures

Office Properties (1), (2), (3) ,(4), (5,) (6), (7)

	Q3 2005	Q2 2005	Q1 2005	2004	2003	2002

Non-recoverable Capital Expenditures	$988,888	$418,826	$306,942	$1,046,178	$151,512	$697,490
Total Square Feet (8), (9)	14,035,707	13,384,203	9,145,247	6,783,532	5,783,068	5,720,536
Non-recoverable Capital Expenditures per Square Foot	$0.07	$0.03	$0.03	$0.15	$0.03	$0.12

Recoverable Capital Expenditures (10)	$353,071	$400,415	$707,185	$3,009,186	$1,956,984	$5,098,836
Total Square Feet (8), (9)	14,035,707	13,384,203	9,145,247	6,783,532	5,783,068	5,720,536
Recoverable Capital Expenditures per Square Foot	$0.03	$0.03	$0.08	$0.44	$0.34	$0.89
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred for acquisition or disposition properties during the period of acquisition or disposition will be footnoted separately.

(2)	One California Plaza was acquired November 6, 2003 and had no recoverable or non-recoverable capital expenditures in 2003 following its acquisition.

(3)	Park Place I was acquired April 14, 2004 and had non-recoverable capital expenditures of $65,183 and no recoverable capital expenditures in 2004, following its acquisition.

(4)	Park Place II was acquired July 23, 2004 and had no recoverable or non-recoverable capital expenditures in 2004 following its acquisition.

(5)	Lantana was acquired December 16, 2004 and had no recoverable or non-recoverable capital expenditures in 2004 following its acquisition.

(6)	The CommonWealth Properties assets were acquired March 15, 2005 and had no recoverable or non-recoverable capital expenditures in Q1 2005 following their acquisition.

(7)	San Diego Tech Center was acquired April 6, 2005 and had no recoverable or non-recoverable capital expenditures in Q2 2005 following its acquisition.

(8)
The square footages of Cerritos Corporate Center Phases I and II and Washington Mutual Irvine Campus are deducted from the total square feet amount as the tenant pays for all capital expenditure activities. The variance in total square footage between periods presented is attributable to remeasurement of building areas.

(9)
Total square feet in Q2 2005 excludes 271,822 square feet for Austin Research Park and 491,623 square feet for One Renaissance Square which were sold on June 16, 2005 and June 29, 2005, respectively. These properties were part of the CommonWealth Properties portfolio acquisition on March 15, 2005. Both properties had no capital expenditures during Q2 2005 prior to disposition.

(10)
Recoverable capital improvements, such as equipment upgrades, are generally financed through a capital lease. The annual amortization, based on each asset's useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

Maguire Properties, Inc.
Third Quarter 2005

Hotel Performance

			Percent	YTD	YTD	Percent
Westin Hotel, Pasadena, CA (1)	Q3 2005	Q3 2004	Change	September 30, 2005	September 30, 2004	Change

Occupancy	81.9%	57.9%	41.4%	82.8%	72.5%	14.3%
Average Daily Rate	$155.35	$144.19	7.7%	$152.83	$139.85	9.3%
Revenue Per Available Room (REVPAR)	$127.15	$83.49	52.3%	$126.60	$101.40	24.9%
Hotel Net Operating Income (2)	$1,914,665	$746,870	156.4%	$5,647,413	$3,762,547	50.1%

Hotel Historical Capital Expenditures

				For the Year Ended December 31,
Westin Hotel, Pasadena, CA (1)	Q3 2005	Q2 2005	Q1 2005	2004	2003	2002

Hotel Improvements and Equipment Replacements	$187,934	$98,199	$15,062	$20,436	$440,341	$ 760,044
Total Hotel Revenue	$5,831,812	$5,762,901	$5,915,285	$20,518,964	$18,449,302	$ 20,005,000
Hotel Improvements as a Percentage of Hotel Revenue	3.2%	1.7%	0.3%	0.1%	2.4%	3.8%
Renovation and Upgrade Costs (3)	$1,813,759	$892,809	$501,557	$7,037,822	$953,257	$ -
__________
(1)	The Westin Hotel operated under a Doubletree flag until it was rebranded on December 20, 2002.

(2)	Includes air space lease expense of $89,739 per quarter and excludes hotel capital expenditures reserve.

(3)	The Westin Hotel is undergoing certain renovations through October 2005. The re-branding, upgrading and renovation costs are estimated at $14.0 million of which $3.5 million has been funded by Westin.

Maguire Properties, Inc.
Third Quarter 2005

Development Pipeline

			As of September 30, 2005
Property	Location	Percentage Pre-Leased	Acreage	Developed / Developable Square Feet (1)	Type of Planned Development

Park Place - Residential	Irvine, CA	N/A	N/A	2,605,600	Residential
Park Place - Office, Retail & Hotel	Irvine, CA	N/A	N/A	1,360,000	Office, Retail & Hotel
San Diego Tech Center	San Diego, CA	N/A	N/A	1,200,000	Office
755 Figueroa	Los Angeles, CA	N/A	1.3	840,000	Office
Park Place - 3161 Michelson	Irvine, CA	47%	N/A	575,000	Office
Pacific Arts Plaza	Costa Mesa, CA	N/A	2.6	400,000	Office
Glendale Center - Phase II	Glendale, CA	N/A	2.0	400,000	Office & Retail
Lantana Media Campus	Santa Monica, CA	N/A	N/A	194,000	Office
200 Burchett	Glendale, CA	N/A	0.8	187,000	Office
Wateridge Plaza	Sorrento Mesa, CA	N/A	N/A	170,000	Office
Washington Mutual Irvine Campus	Irvine, CA	N/A	3.6	145,000	Office
Mission City Corporate Center	San Diego, CA	N/A	N/A	102,000	Office
			Total Net Rentable Area	8,178,600
Park Place - Structured Parking	Irvine, CA	N/A	N/A	3,575,000	Parking
			Total	11,753,600
__________
(1)	The square feet numbers presented represent the office, retail, residential and parking footages that the Company estimates can be developed on the referenced property.

Maguire Properties, Inc.
Third Quarter 2005

Option Properties (1)

			As of September 30, 2005
		Percentage		Developed / Developable
Property	Location	Leased	Acreage	Square Feet		Status

1733 Ocean Avenue	Santa Monica, CA	57%	N/A	91,398		Complete
Western Asset Plaza	Pasadena, CA	94%	N/A	256,987		Complete
Water's Edge I (2)	Los Angeles, CA	100%	N/A	245,530		Complete
Water's Edge II (2)	Los Angeles, CA	N/A	2.0	130,000	(3)	Undeveloped
		Total Option Properties		723,915
__________
(1)	We hold options at various terms for these properties.

(2)	We hold an option on a one-eighth partnership interest in these two properties.

(3)	The amount shown represents the Company's estimate of the square footage that can be developed.

Maguire Properties, Inc.
Third Quarter 2005

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold or (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Maguire Properties, Inc.
Third Quarter 2005

Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt and (v) 2nd Generation tenant improvement and leasing commissions. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other equity REITs may not calculate AFFO in a consistent manner, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

EBITDA:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.

Management also uses EBITDA before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold and (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Third Quarter 2005

Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.